Exhibit 10.33

AMENDMENT NO. 2

TO

CNF TRANSPORTATION INC.

VALUE MANAGEMENT PLAN

CNF Transportation Inc. (the “Company”) maintains the Value Management Plan (the Value Management Plan, as heretofore amended, is referred to herein as the “Plan”) to provide for certain long-term incentive compensation awards to be made to eligible employees. The Company hereby amends the Plan as follows (capitalized terms used herein without definition have the meanings given to those terms in the Plan).

1.    New Section 3.5.    The Plan is hereby amended by adding the following new Section 3.5:

3.5    Special Award Cycles

Notwithstanding any provision thereof to the contrary, the Committee may elect at any time and from time to time to designate employees to participate in special Award Cycles, which may be periods of one, two or three years. All designations and determinations required under the Plan with respect to such special Award Cycles (including, without limitation, those under Section 2.03 and 3.1) shall be made prior to or within 90 days after the commencement of the special Award Cycle.

2.    Effective Date; No Other Amendments.    The effective date of this Amendment shall be January 29, 2001. Except as expressly amended hereby, the Plan remains in full force and effect.

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